Exhibit 4.3

As amended through 5/11/05

THE MIDDLEBY CORPORATION

1998 STOCK INCENTIVE PLAN

Introduction

This document contains the provisions of The Middleby Corporation 1998 Stock Incentive Plan, as adopted effective as of February 19, 1998 (the “Effective Date”).  The purpose of this Plan is to provide a means to attract and retain employees of experience and ability and to furnish additional incentives to them.

ARTICLE I

Definitions

1.1.          “Board” means the Company’s Board of Directors.

1.2.          “Code” means the Internal Revenue Code of 1986, as amended.

1.3.          “Company” means The Middleby Corporation, a Delaware corporation.

1.4.          “Eligible Employee” means any employee of an Employer.

1.5.          “Employer” means the Company or any affiliate or subsidiary of the Company.

1.6.          “Fair Market Value” means, as of any date, the closing price of Stock on the national stock exchange or automated quotation system on which the Stock is then listed or, if there was no trading in Stock on that date, the closing price of Stock on such exchange or automated quotation system on the next preceding date on which there was trading in Stock.

1.7.          “Grant” means any award of Options, Stock Appreciation Rights, Restricted Stock or Performance Stock (or any combination thereof) made under this Plan to an Eligible Employee.

1.8.          “Option” means any stock option granted under this Plan.

1.9.          “Performance Stock” means Stock issued pursuant to Article VII of this Plan.

1.10.        “Plan” means The Middleby Corporation 1998 Stock Incentive Plan, as set out in this document and as subsequently amended.

1.11.        “Recipient” means an Eligible Employee to whom a Grant has been made.

1.12.        “Restricted Stock” means Stock transferred to a Recipient in a Grant which is, at the date on which the Grant is made, both (i) not “transferable” and (ii) “subject to a substantial risk of forfeiture,” within the meaning of Section 83 of the Code.

1.13.        “Stock” means the Company’s authorized common stock, par value $.01 per share.

1.14.        “Stock Appreciation Right” means a right transferred to a Recipient under a Grant which entitles the Recipient, upon exercise, to receive a payment (in cash, Stock or a combination of cash and Stock) which is equal to the increase (if any) in the Fair Market Value of a share of Stock between the date as of which the Grant was made and the date as of which the right is exercised.

1.15.        The masculine gender includes the feminine, and the singular number includes the plural, unless a different meaning is clearly required by the context.

ARTICLE II

Stock Available for Grants

2.1.          1,750,000 shares of Stock are available for Grants under the Plan.  The Stock available for Grants may include unissued or reacquired shares.  If a Grant expires or is canceled, any shares which were not issued or fully vested under the Grant at the time of expiration or cancellation will again be available for Grants.

2.2.          If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to Stock, the total number of shares provided for in Section 2. 1. will be adjusted by the Board to accurately reflect that event.

ARTICLE III

Making Grants

3.1.          (a)           The Board may, at any time while the Plan is in effect and there is Stock available for Grants, make Grants to Eligible Employees; provided, that the selection of Eligible Employees for participation and decisions concerning the timing, pricing and amount of a Grant shall be made solely by a committee consisting solely of  two or more directors.  The number of shares of Stock granted in a fiscal year to each executive officer whose compensation is subject to reporting in the Company’s annual proxy statement (an “Executive Officer”) shall not exceed 200,000 shares for any fiscal year during which he serves as an Executive Officer, except that (i) a grant of 200,000 shares may be made to Selim A. Bassoul in 2002, (ii) a grant of 325,000 shares may be made to Selim A. Bassoul in 2003, and (iii) a grant of 170,000 shares may be made to William F. Whitman, Jr. in 2003.

(b)           No Grant may be made after February 19, 2008.

(c)           All Grants and any exercises of Grants are conditioned upon stockholder approval of the Plan as described in Section 9.2.

(d)           If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to Stock, or any other corporate action with respect to Stock which, in the opinion of the Board, adversely affects the relative value of a Grant, the number of shares and the exercise price (in the case of an Option) of any Grant which is outstanding at the time of that event will be adjusted by the Board to the extent necessary to remedy the adverse effect on the Grant’s value.

3.2.          (a)           The terms of each Grant will be set out in a written agreement.

(b)           Subject to the applicable provisions of Article IV, VI, VI or VII, a Grant may contain any terms and conditions which the Board determines, as long as they are consistent with the provisions of the Plan.  Such terms may, without limitation, include provisions that Grants shall terminate upon termination of employment in specified circumstances.

ARTICLE IV

Options

4.1.          The terms of each Option must include the following:

(i)            The name of the Recipient.

(ii)           The number of shares which are subject to the Option.

(iii)          The term over which the Option may be exercised.

(iv)          A requirement that the Option is not transferable by the Recipient except by will or the laws of descent and distribution and that, during his lifetime, it is exercisable only by him.  Provided that, subject to the approval of the Board, an Option may be transferable as permitted under 17 C.F.R. sec. 240.16b-3 and 5, as long as such transfers are made to one or more of the following: family members, including children of the Recipient, the spouse of the Recipient, or grandchildren of the Recipient, trusts for such family members or charities (“Transferees”), and provided that such transfer is a bona fide gift and accordingly, the Recipient receives no consideration for the transfer, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer.  In the event of such a transfer, the Transferee may not subsequently transfer this Option.  The designation of a beneficiary shall not constitute a transfer.

(v)           A statement of whether the Option is intended to be an “incentive stock option” under Section 422 of the Code or a “nonstatutory stock option”.

(vi)          The exercise price per share must be at least 100% of the Stock’s Fair Market Value on the date the Option is granted.

4.2.          An Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

(i)            The exercise price per share must be at least 100% of the Stock’s Fair Market Value on the date the Option is granted.

(ii)           The aggregate Fair Market Value (as of the date the Option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by the Recipient during any calendar year (under all stock option plans of the Employers) may not exceed $100,000.

(iii)          The term over which the Option may be exercised may never exceed ten years from the date of Grant.

(iv)          If the Recipient, at the time the option is granted, owns 10% or more of the voting stock of an Employer (including Stock which he is deemed to own under Section 424(d) of the Code), the exercise price must be at least 110% of the Stock’s Fair Market Value as of the Option’s date of grant, and the term of the Option may not be more than five years from the date of grant.

4.3.          (a)           An Option may be exercised, in whole or part, at any time during its term, subject to any specific conditions in the Option’s terms and any rules adopted by the Board for the exercise of Options.

(b)           A Recipient may pay the exercise price of an Option in cash or, in the Board’s discretion, in shares of Stock owned by him (valued at Fair Market Value) or in a combination of cash and shares of Stock owned by him.

(c)           The following rules apply to the exercise of Options:

(i)            If a Recipient dies, any Option may, to the extent it was exercisable at his death, be exercised by his estate, within one year after his date of death or such shorter period as the Option may provide.

(ii)           If a Recipient terminates employment because he has become permanently and totally disabled, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within one year after his termination of employment or such shorter period as the Option may provide.

(iii)          If a Recipient terminates employment for any reason other than death or permanent and total disability, he may exercise any Option to the extent it was exercisable at his termination of employment, but only within three months after his termination of employment or such shorter or longer period as the Option may provide.

(iv)          Subparagraph (i), (ii) or (iii) can never operate to make an Option exercisable beyond the term for which it was granted.

(d)           To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under paragraph (c), it will be canceled.

ARTICLE V

Stock Appreciation Rights

5.1.          The terms of each Grant of Stock Appreciation Rights must include the following:

(i)            The name of the Recipient.

(ii)           The number of Stock Appreciation Rights which are being granted.

(iii)          The term over which the Stock Appreciation Rights may be exercised.  This term may never exceed ten years from the date of Grant.

(iv)          A description of any events which will cause cancellation of the Stock Appreciation Rights before the end of the term described in subparagraph (iii).

(v)           Whether or not the Stock Appreciation Rights are issued in tandem with any Option, and, if so, the manner in which the Recipient’s exercise of one affects his right to exercise the other.

(vi)          A requirement that the Stock Appreciation Rights are not transferable by the Recipient except by will or the laws of descent and distribution and that during his lifetime such Rights are exercisable only by him.

5.2.          Stock Appreciation Rights which are issued in tandem with an Option which is intended to be an incentive stock option under Section 422 of the Code must contain the following terms:

(i)            They will expire no later than at the expiration of the Option.

(ii)           Payment under the Stock Appreciation Rights may not exceed 100% of the difference between the exercise price of the Option and the Fair Market Value of Stock on the date the Stock Appreciation Rights are exercised.

(iii)          They are transferable only when the Option is transferable, and under the same conditions.

(iv)          They are exercisable only when the Option is exercisable.

(v)           They may only be exercised when the Fair Market Value of Stock exceeds the exercise price of the Option.

5.3.          (a)           Stock Appreciation Rights may be exercised at any time during their term, subject to Section 5.2., to any specific conditions in their terms and to any rules adopted by the Board for the exercise of Stock Appreciation Rights.

(b)           Determination of the form of payment upon exercise of a Stock Appreciation Right (cash, Stock or a combination of cash and Stock) is solely in the discretion of the Board.

ARTICLE VI

Restricted Stock

6.1.          The terms of each Grant of Restricted Stock must include the following:

(i)            the name of the Recipient.

(ii)           the number of shares of Restricted Stock which are being granted.

(iii)          whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.  Such amount shall not exceed 10% of the Fair Market Value of the Restricted Stock at the time the Grant is made, and may be such lesser amount as shall be determined by the Board.

(iv)          description of the restrictions applicable to the Grant and the conditions on which the restriction may be removed.

ARTICLE VII

Performance Stock

7.1.          The terms of each grant of Performance Stock must include the following:

(i)            the name of the Recipient.

(ii)           the number of shares of Performance Stock which are being granted.

(iii)          details of the applicable performance period, if any, and performance criteria, if any.

(iv)          whether the Recipient must pay any amount in connection with the Grant and if so, the amount and terms of that payment.

ARTICLE VIII

Administration

8.1.          Subject to Section 3.l(a) hereof, the complete authority to control and manage the operation and administration of the Plan is placed in the Board.

8.2.          Subject to Section 3.l(a) hereof, the Board has all authority which is necessary or appropriate for the operation and administration of the Plan, including the following:

(a)           To make Grants and determine their terms, subject to the provisions of the Plan.

(b)           To interpret the provisions of the Plan.

(c)           To adopt any rules, procedures and forms necessary for the operation and administration of the Plan which are consistent with its provisions.

(d)           To determine all questions relating to the eligibility and other rights of all persons under the Plan.

(e)           To keep all records necessary for the operation and administration of the Plan.

(f)            To designate or employ agents and counsel (who may also be employed by an Employer) to assist in the administration of the Plan.

(g)           To cause any shares of Stock acquired by a Recipient through exercise of a Grant to be recorded on the Company’s records in the Recipients’ name, and to cause such shares to be issued to the Recipient or to his brokerage account, as he elects.

(h)           To cause any withholding of tax required in connection with a Grant to be made.

ARTICLE IX

Amendment and Termination

9.1.          The Plan may be amended or terminated at any time by action of the Board.  However, no amendment may, without stockholder approval:

(i)            increase the aggregate number of shares available for Grants (except to reflect an event described in section 2.2); or

(ii)           extend the term of the Plan; or

(iii)          change the definition of Eligible Employee for purposes of the Plan.

9.2.          If the Plan is not, within twelve months of its Effective Date, approved by a majority of the shares voted at a regular or special meeting of the Company’s stockholders, the Plan will terminate and all Grants made under it will be canceled.

9.3.          No amendment or termination of the Plan (other than termination under Section 9.2.) may adversely modify any person’s rights under an Option unless he consents to the modification in writing.

ARTICLE X

Miscellaneous

10.1.        Neither the provisions of this Plan, nor the fact that a Recipient receives a Grant will constitute or be evidence of a contract of employment, position or compensation level, or give such Recipient any right to continued employment with the Employer.  Neither the provisions of this Plan nor the fact that a Recipient receives a Grant will be construed as the Company’s guarantee of the tax effects for the Recipient of the receipt of a Grant, transfer of the same, exercise of the same, or the retention or sale of the underlying Stock.

10.2.        If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions.  Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

10.3.        Except as provided in federal law, the provisions of the Plan will be construed in accordance with the laws of Illinois, without giving effect to principles of conflicts of laws.

THE MIDDLEBY CORPORATION

1998 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

The Middleby Corporation (the “Company”), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company’s common stock, $.01 par value (“Common Stock”), in order to provide the Grantee an added incentive as an employee of the Company, hereby grants to Grantee, pursuant to the terms of The Middleby Corporation 1998 Stock Option Plan (the “Plan”), an incentive stock option (“Option”) to purchase the number of such shares specified below, during the term ending at 5 o’clock p.m. (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the Option exercise price specified below, subject to and upon the following terms and conditions:

1.             Identifying Provisions.  As used in this Option, the following terms shall have the following respective meanings:

(a) Grantee:

(b) Date of grant:

(c) Number of shares optioned:

(d) Option exercise price per share:

(e) Expiration Date:

2.             Timing of Purchases.  Subject to the other terms of this Agreement regarding the exercisability of this Option, this Option may be exercised in accordance with the following schedule:

This Option shall be Exercisable
With Respect to the Following
Shall be Exercisable	Cumulative Number of Shares

Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on a schedule attached hereto.

3.             Exercise: Payment For and Delivery of Stock.  Grantee shall acquire shares pursuant to this Option by delivering to the Company a written notice of exercise, specifying the number of shares as to which Grantee desires to exercise this Option and the date on which Grantee desires to complete the transaction.  Grantee shall pay to the Company the full purchase price of the shares to be acquired hereunder, in cash, on or before the date specified for completion of the purchase.  Alternatively, such payment may be made in whole or in part in shares of the same class of stock as that then subject to the Option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of stock, provided that the Company is not then prohibited from purchasing or acquiring shares of such stock.

No shares shall be issued hereunder until full payment has been made to the Company.  If the Company is required to withhold federal income taxes on account of any present or future income or employment tax imposed in connection with Grantee’s exercise of this Option, Grantee shall be required to pay all such withholding in cash as a condition to the receipt of shares.  If the Grantee, however, fails to tender payment for such withholding, the Company may withheld from the Grantee sufficient shares or fractional shares having a fair market value equal to such amount.

4.             Restrictions on Exercise.  The following additional provisions shall apply to the exercise of this Option:

a)                                      If the employment of a Grantee who is not disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Disabled Grantee”) is terminated for any reason other than death, any portion of this Option that is outstanding and exercisable by the Grantee at the time of such termination shall be exercisable, in accordance with the provisions of this Agreement, by such Grantee at any time prior to the expiration date of this Option or within three months after the date of such termination of employment, whichever is the shorter period;

b)                                     If the employment of a Grantee who is a Disabled Grantee is terminated by reason of such Disability, any portion of this Option that is outstanding and exercisable by the Grantee at the time of such termination shall be exercisable, in accordance with the provisions of this Agreement, by such Grantee at any time prior to the expiration date of this Option or within one year after the date of such termination of employment, whichever is the shorter period; and

c)                                      Following the death of a Grantee during employment, any portion of this Option that is outstanding and exercisable by the Grantee at the time of his or her death shall be exercisable, in accordance with the provisions of this Agreement, by the person or persons entitled to do so under the will of the Grantee, or, if the Grantee shall fail to make testamentary disposition of this Option or shall die intestate, by the legal representative of the Grantee at any time prior to the expiration date of this Option or within one year after the date of death, whichever is the shorter period.

Whether a Grantee is disabled within the meaning of Section 422(c)(6) of the Code shall be determined in each case, in its discretion, by the board of directors stock option committee (the “Committee”), and any such determination by the Committee shall be final and binding.

5.             Nontransferability.  The Grantee may not transfer the Option except by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option will be exerciseable only by the Grantee or his guardian or legal representative.  However, subject to the approval of the Board, the Option may be transferable as permitted under the Exchange Act, as long as such transfers are made to one or more of the following: family members, including children of the Grantee, the spouse of the Grantee, or grandchildren of the Grantee, trusts for such family members or charities (“Transferees”), and provided that such transfer is a bona fide gift and accordingly, the Grantee receives no consideration for the transfer, and that the Option transferred continues to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer.  In the event of such a transfer, the Transferee may not subsequently transfer the Option.  However, the designation of a beneficiary will not constitute a transfer.  The Option may not be exercised to any extent by anyone after the expiration of its term.  The Company assumes no responsibility and is under not obligation to notify a Transferee of early termination of the Option on account of the Grantees complete termination of employment, directorship and/or consultancy.

6.             Changes in Capital Structure.  If the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Committee to the end that the Grantee’s proportionate interest derived under this Option is maintained as before the occurrence of such event.  The Committee may also require that any securities issued in respect of or exchange for shares issued hereunder that are subject to restrictions be subject to similar restrictions.  Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee.  Any such adjustments made by the Committee shall be conclusive.

If any such adjustment provided for in this Paragraph 6 requires the approval of stockholders of the Company in order to enable the Company to adjust the Option, then no such adjustment shall be made without the required stockholder approval.  Notwithstanding the foregoing, if the effect of any such adjustment would be to cause this Option to fail to qualify as an incentive stock option or to cause a modification, extension or renewal of this Option within the meaning of Section 424(h) of the Code, the Company may elect that such adjustment not be made but rather shall use reasonable efforts to effect such other adjustment of this Option as the Company in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424(h) of the Code) of this Option.

7.             Acceleration of Vesting and Exercise Upon Certain Transactions.  In anticipation of  (a) the dissolution or liquidation of the Company; or (b) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for cash or property or securities not of the Company’s issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than fifty percent (50%) of the voting power of the stock of the Company then outstanding by another corporation or persons unrelated to the Company or one hundred percent (100%) of the voting power of the stock of the Company then outstanding to persons related to the Company, the Company may require that this Option be terminated as of a date certain.  If the Option is to terminate pursuant to the foregoing sentence, the Grantee shall have the right, at time designated by the Company prior to the consummation of the transaction causing such termination, to exercise the unexercised portions of this Option, including the portions thereof that would, but for this Paragraph 7, not yet be exercisable.

The Company is authorized by Grantee to collect from Grantee any additional income, employment or excise taxes, which the Company may incur on account of this provision.

All shares with respect to which this Option would not be exercisable except for this paragraph shall be deemed to be Non-Qualified Option (as defined in the Plan) shares to the extent so required by the Plan regarding the $100,000 Incentive Stock Option (as defined in the Plan) exercise limitations.  In such event, Grantee shall recognize taxable income equal to the difference between the fair market value of the Non-Qualified Option shares and the exercise price paid for such shares.

8.             Rights in Shares Before Issuance and Delivery.  Grantee, or his executor, administrator or legatee if he is deceased, shall have no rights as a stockholder with respect to any stock covered by this Option until the date of issuance of the stock certificate to him for such stock after receipt of the consideration in full set forth herein, or as may be approved by the Company.  No adjustments shall be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, for distributions in which the record date is prior to the date for which the stock certificate is issued.

9.             Requirements of Law.  The certificate or certificates representing the shares of the Common Stock to be issued or delivered upon exercise of this Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws.

Furthermore, nothing herein shall require the Company to issue any stock upon exercise of this Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the Delaware securities laws, or any other applicable rule or regulation then in effect.

10.          Disposition of Shares—Restrictions.  Except as otherwise provided in Sections 422 or 424 of the Code, if any stock acquired by the exercise of this Option is transferred within two (2) years after the date the Option is granted or within one (1) year after the transfer of such share of stock to the Grantee pursuant to the exercise of the Option, such disposition shall disqualify the Option as an Incentive Stock Option, and the tax rules applicable to Non-qualified Options shall apply.  If so required by the Company, no stock shall be acquired upon exercise of this Option unless and until the Optionee has properly executed a valid stock transfer restriction agreement, provided by the Company.

11.          No Right to Continued Service.  This Option shall not confer upon the Grantee any right with respect to continued employment with the Company or any subsidiary, nor shall it alter, modify, limit or interfere with any right or privilege of the Company or any subsidiary under any employment contract heretofore or hereinafter executed with the Grantee, including the right to terminate the Grantee’s employment at any time for or without cause, to change the Grantee’s level of compensation, or to change the Grantee’s responsibilities or position.

12.          The Middleby Corporation 1998 Stock Incentive Plan.  Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof and as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder. Grantee acknowledges and agrees that such provisions are acceptable to him for all purposes. Grantee further acknowledges and agrees that in the event of any conflict herewith, the provisions of the Plan shall govern and control, and this Agreement or the applicable provision hereof shall automatically be deemed modified to have conformed at all times.

13.          Notices.  Any notice to be given to the Committee shall be addressed to the Committee in care of the Company at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company.  Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

14.          Miscellaneous.  This Agreement and the Plan constitute the entire agreement and understanding between the Company and the Grantee and may not be changed, modified or amended by oral statements to the contrary, but only by written document signed by both parties hereto. The titles to each paragraph herein are for convenience only and are not to be used in the construction or interpretation of this document. This Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legatees, successors and assigns. This Agreement shall be construed in accordance with the laws of the State of Illinois.

This document constitutes an offer by the Company to enter into an Agreement under the terms and conditions herein set forth.  Said offer will expire and terminate without further notice at 5 o’clock p.m. (prevailing local time at the Company’s principal office) on                            , unless sooner accepted by the Grantee by delivering a copy of this Agreement, executed by the Grantee, to the Company on or before said time and date.

IN WITNESS THEREOF, the Company has granted this Option on the date of grant specified above.

ACCEPTED:	THE MIDDLEBY CORPORATION

By:
Grantee:	Its:

Address: c/o	The Middleby Corporation
1400 Toastmaster Drive
Elgin, Il 60120
Attn: Martin Lindsay

Date:	Date:

NOTATIONS AS TO PARTIAL EXERCISE

	Number of	Balance of
	Purchased	Shares on	Authorized	Notation
Date of Exercise	Shares	Option	Signature	Date

THE MIDDLEBY CORPORATION

1998 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

The Middleby Corporation (the “Company”), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company’s common stock, $.01 par value (“Common Stock”), in order to provide the Grantee an added incentive as an employee of the Company, hereby grants to Grantee, pursuant to the terms of The Middleby Corporation 1998 Stock Option Plan (the “Plan”), a non-qualified option (“Option”) to purchase the number of such shares specified below, during the term ending at 5 o’clock p.m. (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the Option exercise price specified below, subject to and upon the following terms and conditions:

1.             Identifying Provisions.  As used in this Option, the following terms shall have the following respective meanings:

(a) Grantee:

(b) Date of grant:

(c) Number of shares optioned:

(d) Option exercise price per share:

(e) Expiration Date:

2.             Timing of Purchases.  Subject to the other terms of this Agreement regarding the exercisability of this Option, this Option may be exercised in accordance with the following schedule:

This Option shall be Exercisable
With Respect to the Following
Shall be Exercisable	Cumulative Number of Shares

Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on a schedule attached hereto.

3.             Exercise: Payment For and Delivery of Stock.  Grantee shall acquire shares pursuant to this Option by delivering to the Company a written notice of exercise, specifying the number of shares as to which Grantee desires to exercise this Option and the date on which Grantee desires to complete the transaction.  Grantee shall pay to the Company the full purchase price of the shares to be acquired hereunder, in cash, on or before the date specified for completion of the purchase.  Alternatively, such payment may be made in whole or in part in shares of the same class of stock as that then subject to the Option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of stock, provided that the Company is not then prohibited from purchasing or acquiring shares of such stock.

No shares shall be issued hereunder until full payment has been made to the Company.  If the Company is required to withhold federal income taxes on account of any present or future income or employment tax imposed in connection with Grantee’s exercise of this Option, Grantee shall be required to pay all such withholding in cash as a condition to the receipt of shares.  If the Grantee, however, fails to tender payment for such withholding, the Company may withheld from the Grantee sufficient shares or fractional shares having a fair market value equal to such amount.

4.             Restrictions on Exercise.  The following additional provisions shall apply to the exercise of this Option:

d)                                     If the employment of a Grantee who is not disabled within the meaning of Section 422(c)(6) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Disabled Grantee”) is terminated for any reason other than death, any portion of this Option that is outstanding and exercisable by the Grantee at the time of such termination shall be exercisable, in accordance with the provisions of this Agreement, by such Grantee at any time prior to the expiration date of this Option or within three months after the date of such termination of employment, whichever is the shorter period;

e)                                      If the employment of a Grantee who is a Disabled Grantee is terminated by reason of such Disability, any portion of this Option that is outstanding and exercisable by the Grantee at the time of such termination shall be exercisable, in accordance with the provisions of this Agreement, by such Grantee at any time prior to the expiration date of this Option or within one year after the date of such termination of employment, whichever is the shorter period; and

f)                                        Following the death of a Grantee during employment, any portion of this Option that is outstanding and exercisable by the Grantee at the time of his or her death shall be exercisable, in accordance with the provisions of this Agreement, by the person or persons entitled to do so under the will of the Grantee, or, if the Grantee shall fail to make testamentary disposition of this Option or shall die intestate, by the legal representative of the Grantee at any time prior to the expiration date of this Option or within one year after the date of death, whichever is the shorter period.

Whether a Grantee is disabled within the meaning of Section 422(c)(6) of the Code shall be determined in each case, in its discretion, by the board of directors stock option committee (the “Committee”), and any such determination by the Committee shall be final and binding.

5.             Nontransferability.  The Grantee may not transfer the Option except by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Option will be exerciseable only by the Grantee or his guardian or legal representative.  However, subject to the approval of the Board, the Option may be transferable as permitted under the Exchange Act, as long as such transfers are made to one or more of the following: family members, including children of the Grantee, the spouse of the Grantee, or grandchildren of the Grantee, trusts for such family members or charities (“Transferees”), and provided that such transfer is a bona fide gift and accordingly, the Grantee receives no consideration for the transfer, and that the Option transferred continues to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer.  In the event of such a transfer, the Transferee may not subsequently transfer the Option.  However, the designation of a beneficiary will not constitute a transfer.  The Option may not be exercised to any extent by anyone after the expiration of its term.  The Company assumes no responsibility and is under not obligation to notify a Transferee of early termination of the Option on account of the Grantees complete termination of employment, directorship and/or consultancy.

6.             Changes in Capital Structure.  If the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Committee to the end that the Grantee’s proportionate interest derived under this Option is maintained as before the occurrence of such event.  The Committee may also require that any securities issued in respect of or exchange for shares issued hereunder that are subject to restrictions be subject to similar restrictions.  Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee.  Any such adjustments made by the Committee shall be conclusive.

If any such adjustment provided for in this Paragraph 6 requires the approval of stockholders of the Company in order to enable the Company to adjust the Option, then no such adjustment shall be made without the required stockholder approval.

7.             Acceleration of Vesting and Exercise Upon Certain Transactions.  In anticipation of  (a) the dissolution or liquidation of the Company; or (b) a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Option are changed into or exchanged for cash or property or securities not of the Company’s issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than fifty percent (50%) of the voting power of the stock of the Company then outstanding by another corporation or persons unrelated to the Company or one hundred percent (100%) of the voting power of the stock of the Company then outstanding to persons related to the Company, the Company may require that this Option be terminated as of a date certain.  If the Option is to terminate pursuant to the foregoing sentence, the Grantee shall have the right, at time designated by the Company prior to the consummation of the transaction causing such termination, to exercise the unexercised portions of this Option, including the portions thereof that would, but for this Paragraph 7, not yet be exercisable.

The Company is authorized by Grantee to collect from Grantee any additional income, employment or excise taxes, which the Company may incur on account of this provision.

8.             Rights in Shares Before Issuance and Delivery.  Grantee, or his executor, administrator or legatee if he is deceased, shall have no rights as a stockholder with respect to any stock covered by this Option until the date of issuance of the stock certificate to him for such stock after receipt of the consideration in full set forth herein, or as may be approved by the Company.  No adjustments shall be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, for distributions in which the record date is prior to the date for which the stock certificate is issued.

9.             Requirements of Law.  The certificate or certificates representing the shares of the Common Stock to be issued or delivered upon exercise of this Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein shall require the Company to issue any stock upon exercise of this Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the Delaware securities laws, or any other applicable rule or regulation then in effect.

10.          Disposition of Shares—Restrictions.  If so required by the Company, no stock shall be acquired upon exercise of this Option unless and until the Optionee has properly executed a valid stock transfer restriction agreement, provided by the Company.

11.          No Right to Continued Service.  This Option shall not confer upon the Grantee any right with respect to continued employment with the Company or any subsidiary, nor shall it alter, modify, limit or interfere with any right or privilege of the Company or any subsidiary under any employment contract heretofore or hereinafter executed with the Grantee, including the right to terminate the Grantee’s employment at any time for or without cause, to change the Grantee’s level of compensation, or to change the Grantee’s responsibilities or position.

12.          The Middleby Corporation 1998 Stock Incentive Plan.  Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all terms and provisions thereof and as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder. Grantee acknowledges and agrees that such provisions are acceptable to him for all purposes. Grantee further acknowledges and agrees that in the event of any conflict herewith, the provisions of the Plan shall govern and control, and this Agreement or the applicable provision hereof shall automatically be deemed modified to have conformed at all times.

13.          Notices.  Any notice to be given to the Committee shall be addressed to the Committee in care of the Company at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address given beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company.  Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

14.          Miscellaneous.  This Agreement and the Plan constitute the entire agreement and understanding between the Company and the Grantee and may not be changed, modified or amended by oral statements to the contrary, but only by written document signed by both parties hereto. The titles to each paragraph herein are for convenience only and are not to be used in the construction or interpretation of this document. This Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legatees, successors and assigns. This Agreement shall be construed in accordance with the laws of the State of Illinois.

This document constitutes an offer by the Company to enter into an Agreement under the terms and conditions herein set forth.  Said offer will expire and terminate without further notice at 5 o’clock p.m. (prevailing local time at the Company’s principal office) on                           , unless sooner accepted by the Grantee by delivering a copy of this Agreement, executed by the Grantee, to the Company on or before said time and date.

IN WITNESS THEREOF, the Company has granted this Option on the date of grant specified above.

[Signature page follows.]

ACCEPTED:	THE MIDDLEBY CORPORATION

By:
Grantee:	Its:

Address: c/o	The Middleby Corporation
1400 Toastmaster Drive
Elgin, Il 60120
Attn: Martin Lindsay

Date:	Date:

NOTATIONS AS TO PARTIAL EXERCISE

	Number of	Balance of
	Purchased	Shares on	Authorized	Notation
Date of Exercise	Shares	Option	Signature	Date